1

DEBENTURE PUT RIGHT AGREEMENT MADE AND ENTERED INTO IN THE CITY AND DISTRICT OF MONTREAL, ON THE 14 DAY OF JULY, 1999

BY AND AMONG:                SOFINOV SOCIETE FINANCIERE
                             D'INNOVATION INC., a body politic,
                             duly incorporated according to the
                             Companies Act (Quebec), having its
                             head office and principal place of
                             business in the City of Montreal,
                             Province of Quebec,

                             (hereinafter referred to as
                             "Sofinov")


                             PARTY OF THE FIRST PART


AND: SOCIETE INNOVATECH DU GRAND MONTREAL, a body politic duly constituted according to An Act respecting Societe Innovatech du Grand Montreal, R.S.Q., ch. S-17.2, having its head office and principal place of business in the City of Montreal, Province of
                             Quebec,

                             (hereinafter referred to as
                             "Innovatech")


                             PARTY OF THE SECOND PART


AND: TOUCHTUNES MUSIC CORPORATION, a body politic and corporate, duly incorporated according to the laws of the State of Nevada, having its head office and principal place of business in the City of Las Vegas, State of Nevada,

                             (hereinafter referred to as the
                             "Company")


                             PARTY OF THE THIRD PART


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  1.    PREAMBLE

        1.1 WHEREAS on the date hereof, Sofinov and Innovatech have subscribed for debentures from Touchtunes Digital Jukebox Inc. ("Canco");

        1.2 WHEREAS the Company has agreed to grant to each of Innovatech and Sofinov the right to oblige the Company to purchase their debentures in consideration for shares in the capital stock of the Company, on the terms and conditions set out in this Agreement.

        NOW, THEREFORE, THIS AGREEMENT WITNESSETH:

  2.    DEFINITIONS

        2.1   Definitions..  In this Agreement:

  2.1.1 "1998 Debentures" has the meaning ascribed to "Debentures" in the 1998 Subscription Agreement;

  2.1.2 "1998 Subscription Agreement" means the subscription agreement dated February 11, 1998 among the Purchasers and Canco setting forth the rights and obligations of each of the Purchasers with respect to its subscription for its respective 1998 Debentures;

  2.1.3 "1998 Put Right" has the meaning ascribed to "Put Right" in subsection
        3.2 of the 1998 Put Right Agreement;

  2.1.4 "1998 Put Right Agreement" means the debenture put right agreement dated February 11, 1998 among the Purchasers and the Company;

  2.1.5 "Additional Securities" has the meaning ascribed thereto in paragraph 5.2.9;

  2.1.6 "Agreement" means this Agreement and all instruments supplemental hereto or in amendment or confirmation hereof; "herein", "hereof", "hereto", "hereunder" and similar expressions mean and refer to this Agreement and not to any particular Section, subsection or other subdivision; "Section", "subsection" or other subdivision of this Agreement means and refers to the specified Section, subsection or other subdivision of this Agreement;

  2.1.7 "Applicable Law" means any domestic or foreign federal, state, provincial, county, local, municipal and regional statute, law, ordinance, rule, regulation, restriction, regulatory policy or guideline, by-law (zoning or otherwise), principles of common law, civil law or equity, as well as Permits, Orders, decrees and rules (having the force of law); and any judgments or injunctions issued, prolongated, approved or entered thereunder;

  2.1.8 "April 1999 Debenture" has the meaning ascribed to "Debenture" in the April 1999 Subscription Agreement;

  2.1.9 "April 1999 Subscription Agreement" means the subscription agreement dated April 8, 1999 between Sofinov and Canco setting forth the rights and obligations of Sofinov with respect to its subscription for its respective April 1999 Debenture;


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 2.1.10 "April 1999 Put Right" has the meaning ascribed to "Put Right" in subsection 3.2 of the April 1999 Put Right Agreement;

 2.1.11 "April 1999 Put Right Agreement" means the debentures put right agreement dated April 8, 1999 between Sofinov and the Company ;

 2.1.12 "Articles of Incorporation" means the Amended and Restated Articles of Incorporation of the Company filed on March 19, 1997 as further amended by certificate of amendment filed December 4, 1998;

 2.1.13 "Assets" means all of the assets, rights and properties of the Company, of whatsoever nature, kind or description, including movable or immovable, real or personal, tangible or intangible;

 2.1.14 "Balance Sheet Date" means March 31, 1999;

 2.1.15 "Benefit Plans" means all pension, retirement, profit sharing, bonus, savings, compensation, incentive, severance, stock option, stock purchase, stock appreciation, group insurance, medical, dental, hospitalization, disability, death and other fringe benefit plans, programs, arrangements or practices covering any or all past or present employees, shareholders, directors or officers of the Company;

 2.1.16 "Books and Records" means all books of account, accounting records, files, data and writings and other financial information; lists and files of past, present and prospective clients and contacts, purchasing and marketing records, personnel and payroll records; and all data stored on computer support devices relating to any of the aforementioned materials;

 2.1.17 "Business Day" means any day, other than a Saturday or Sunday or a day on which the principal commercial banks in the State of New York or the Province of Quebec are not open for business during normal banking hours;

 2.1.18 "Canco" has the meaning ascribed thereto in subsection 1.1;

 2.1.19 "Canco Shares" means the shares of Canco currently held by the Purchasers;

 2.1.20 "Charges" means any security interest, hypothec, prior claim, lien, charge, pledge, encumbrance, mortgage, adverse claim or title retention agreement of any nature or kind whatsoever;

 2.1.21 "Closing" means the closing of any purchase of a Debenture in consideration for the issuance of Preferred Shares pursuant to any exercise of the Put Right;

 2.1.22 "Closing Date" means the date of each Closing;

 2.1.23 "Common Shares" means shares of the Company's Class A voting common stock having the rights, privileges and preferences as set forth in the Articles of Incorporation;

 2.1.24 "Company SEC Documents" has the meaning ascribed thereto in paragraph 5.1.1;

 2.1.25 "Contracts" means all agreements, obligations and undertakings of whatsoever nature, kind or description;


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 2.1.26 "Debentures" has the meaning ascribed thereto in the Debenture
        Subscription Agreement;

 2.1.27 "Debenture Subscription Agreement" means the subscription agreement dated the date hereof among the Purchasers and Canco setting forth the rights and obligations of each of the Purchasers with respect to its subscription for its respective Debentures;

 2.1.28 "dollar", "dollars" and the sign "$" , unless otherwise indicated, each mean lawful money of the United States of America;

 2.1.29 "Encumbrance" means any encumbrance of any nature, kind or description whatever and includes a security interest, mortgage, lien, hypothecation, pledge, prior claim, assignment, charge, trust or deemed trust (whether contractual, statutory or howsoever otherwise arising), voting trust or pooling agreement with respect to securities, right of first refusal, easement, servitude, restrictive covenant, encroachment or other survey or title defect, any adverse claim or any other right, option or claim of any Person of any nature, kind or description whatever, or any covenant or other agreement, restriction or limitation on transferability;

 2.1.30 "Environment" means surface waters, ground water, drinking water supply, land-surface, subsurface strata, air, both inside and outside of buildings and structures, and plant and animal life;

 2.1.31 "Environmental Law" means any Applicable Law relating to the pollution or protection of the Environment;

 2.1.32 "Equipment" means all furnishings, fixtures, machinery, equipment, tooling, spare parts, leasehold improvements, supplies, computer hardware, telephone systems, signs and all other tangible property, together with all related accessories and maintenance equipment;

 2.1.33 "Exchange Act" means the Securities Exchange Act of 1934 (United States), as amended from time to time;

 2.1.34 "Financial Statements" has the meaning ascribed thereto in paragraph
        5.1.2 hereof;

 2.1.35 "Future Debentures" has the meaning ascribed thereto in paragraph
        5.2.10;

 2.1.36 "Generally Accepted Accounting Principles" means generally accepted accounting principles in the United States of America applicable as at the date on which any calculation or determination is required to be made in accordance with generally accepted accounting principles, consistently applied since the incorporation of the Company, including those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants, or any successor institute, and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as is approved by a significant segment of the accounting profession in the United States of America;

 2.1.37 "Governmental Body" means (i) any domestic or foreign national, federal, provincial, state, county, local, municipal or other government or body, (ii) any multinational, multilateral or international body, (iii) any subdivision, agent, commission, board, instrumentality or authority of any of the foregoing governments or


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        bodies, (iv) any quasi-governmental or private body exercising any regulatory, expropriation or taxing authority under or for the account of any of the foregoing governments or bodies, or (v) any domestic, foreign, international, multilateral or multinational judicial, quasi-judicial, arbitration or administrative court, tribunal, commission, board or panel;

 2.1.38 "Intellectual Property Rights" means, collectively:

        2.1.38.1 all intellectual property rights of whatsoever nature, kind or description including:

        2.1.38.1.1 all trade marks, service marks, trade mark and service mark registrations, trade mark and service mark applications, rights under registered user agreements, trade names and other trade mark and service mark rights,

        2.1.38.1.2 all copyrights, industrial designs and registrations thereof and applications therefor,

        2.1.38.1.3 all inventions, patents, patent applications and patent rights (including any patents issuing on such applications or rights),

        2.1.38.1.4    all licenses, sub-licenses and franchises,

        2.1.38.1.5 all trade secrets and proprietary and confidential information,

        2.1.38.1.6    all computer software and rights related thereto,

        2.1.38.1.7 all renewals, modifications, developments and extensions of any of the items listed in subsections 2.1.38.1.1 through 2.1.38.1.6 (inclusively) hereof; and

        2.1.38.2 all patterns, plans, designs, research data, other proprietary know-how, processes, drawings, technology, inventions, formulae, specifications, performance data, quality control information, unpatented blue prints, flow sheets, equipment and parts lists, instructions, manuals, records and procedures, and all licenses, agreements and other contracts and commitments relating to any of the foregoing;

 2.1.39 "Knowledge" - an individual will be deemed to have "Knowledge" of a particular fact or other matter if:

        2.1.39.1 such individual is actually aware of such fact or other matter, or

        2.1.39.2 a prudent individual could be expected to discover or otherwise become aware of such fact or other matter in the course of conducting a reasonably comprehensive investigation concerning the existence of such fact or other matter.

        A Person (other than an individual) will be deemed to have "Knowledge" of a particular fact or other matter if any individual who is serving, or who has at any time served, as a director, officer, partner, executor, or trustee of such Person (or in any similar capacity) has, or at any time had, Knowledge of such fact or other matter;


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 2.1.40 "March 1999 Debentures" has the meaning ascribed to "Debentures" in the
        March 1999 Subscription Agreement;

 2.1.41 "March 1999 Subscription Agreement" means the subscription agreement dated March 22, 1999 among Innovatech, Sofinov and Canco setting forth the rights and obligations of each of Innovatech and Sofinov with respect to its subscription for its respective March 1999 Debentures;

 2.1.42 "March 1999 Put Right" has the meaning ascribed to "Put Right" in subsection 3.2 of the March 1999 Put Right Agreement;

 2.1.43 "March 1999 Put Right Agreement" means the debenture put right agreement dated March 22, 1999 among Innovatech, Sofinov, and the Company;

 2.1.44 "Millennium Compliant" means that each item of hardware and software used by the Company in the conduct of its business (the "Hardware and Software") shall have the ability to accurately process date data (including, calculating, comparing and sequencing) from, into and between the twentieth and twenty-first centuries, including leap year calculations, when used in accordance with the documentation furnished by the supplier in connection with each such item of Hardware and Software. Without limiting the generality of the foregoing, the software forming part of the Hardware and Software is designed to be used prior to, during and after calendar year 2000 AD, and will operate during each such time period without error relating to date data (including any error relating to, or the product of, date data which represents or references different centuries or more than one century), and including, that such software:

        2.1.44.1 will not abnormally end or provide invalid or incorrect results as a result of date data, including date data which represents or references different centuries or more than one century;

        2.1.44.2 has been designed to ensure year 2000 compatibility, including date data century recognition, calculations which accommodate same century and multi-century formulas and date values, and date data interface values that reflect the century;

        2.1.44.3 includes "year 2000 capabilities", meaning that such software: (a) will manage and manipulate data involving dates, including single century formulas and multi-century formulas, and will not cause an abnormally ending scenario within the application or generate incorrect values or invalid results involving such dates; and
        (b) provides that all date-related user interface functionalities and data fields include the indication of century; and (c) provides that all date-related data interface functionalities include the indication of century;

 2.1.45 "Notice of Exercise" has the meaning ascribed thereto in subsection
        4.1;

 2.1.46 "Order" means any order (draft or otherwise), judgment, injunction, decree, award or writ of any Governmental Body;

 2.1.47 "ordinary course of business" means an action taken by a Person that is:


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        2.1.47.1   consistent with the past practices of such Person and is
        taken in the ordinary course of the normal day-to-day operations of such Person,

        2.1.47.2 not required to be authorized by the board of directors of such Person (or by any Person or group of Persons exercising similar authority) and is not required to be specifically authorized by the parent company (if any) of such Person, and

        2.1.47.3 similar in nature and magnitude to actions customarily taken, without any authorization by the board of directors (or by any Person or group of Persons exercising similar authority), in the ordinary course of the normal day-to-day operations of other Persons that are in the same line of business as such Person;

 2.1.48 "Permit" means any license, permit, certificate, authorization, approval, right, privilege, consent, concession or franchise issued, granted, conferred or otherwise created by a Governmental Body;

 2.1.49 "Person" is to be broadly interpreted and includes an individual, body corporate, legal person, moral person, partnership, joint venture, trust, association, incorporated organization, governmental authority or any other entity recognized by law;

 2.1.50 "Preferred Shares" means the shares of Series A Preferred Stock as described in the Articles of Incorporation;

 2.1.51 "Premises" means the real property, together with all buildings, structures, fixtures and improvements thereon, covered by the Real Property Leases;

 2.1.52 "Proportionate Share" means, the amount of the Additional Securities determined by multiplying the number of Common Shares offered by a fraction, the numerator of which is the number of Common Shares held by the particular Purchaser to whom reference is made and the denominator of which is the total number of Common Shares held by both Purchasers, it being understood that for the purposes hereof, each Purchaser shall be deemed to hold that number of Common Shares as would be issuable to such Purchaser upon the conversion into Common Shares of (i) all Preferred Shares held by such Purchaser and (ii) all Preferred Shares issuable to such Purchaser upon the full exercise of (a) all of such Purchaser's exchange rights under the Stock Exchange Agreement, (b) all of such Purchaser's 1998 Put Rights, (c) all of such Purchaser's March 1999 Put Rights, (d) all of such Purchaser's April 1999 Put Rights (if any) and (e) all of such Purchaser's Put Rights;

 2.1.53 "Purchasers" means, collectively, Innovatech and Sofinov and all transferees of Canco Shares held by Innovatech and Sofinov (other than the Company) in accordance with the shareholders agreement entered into on March 24, 1997 among Canco and the shareholders of Canco, as amended, and "Purchaser" shall mean either of them;

 2.1.54 "Put Rate" means, at any time, the number of Preferred Shares that each Purchaser shall be entitled to receive for its respective Debentures from time to time pursuant to subsection 3.3;

 2.1.55 "Put Right" has the meaning ascribed thereto in subsection 3.2;

 2.1.56 "Real Property Leases" means (i) the existing tenancy agreement between the Company, as tenant, and Nevada Corporate Services, as landlord,


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        (ii) the existing month-to-month tenancy agreement in respect of the premises located in Willow Grove, Pennsylvania and (iii) the existing tenancy agreement in respect of the premises located in Buffalo Grove, Illinois, covering, collectively, the Premises, a copy of each of which is annexed as Schedule 2.1.42 of the 1998 Put Right Agreement;

 2.1.57 "Registrable Shares" means all shares of the Company's Class A voting common stock issuable to the Purchasers upon the conversion of (i) any Preferred Shares currently held by the Purchasers; (ii) any Preferred Shares issuable to the Purchasers pursuant to the exercise of their exchange rights under the Stock Exchange Agreement; (iii) any Preferred Shares issuable to the Purchasers pursuant to the exercise of their 1998 Put Rights; (iv) any Preferred Shares issuable to the Purchasers pursuant to the exercise of their March 1999 Put Rights; (v) any Preferred Shares issuable to Sofinov pursuant to the exercise of its April 1999 Put Rights, and (vi) any Preferred Shares issuable to the Purchasers pursuant to the exercise of their Put Rights;

 2.1.58 "Registration Statement" means the registration statement required to be filed pursuant to paragraph 5.2.8 hereinbelow, and includes any preliminary prospectus, final prospectus, exhibit, supplement or amendment included in or relating to such registration statement;

 2.1.59 "SEC" means the United States Securities and Exchange Commission;

 2.1.60 "SEC Documents" means the documents filed by the Company with the SEC at any time;

 2.1.61 "Securities Act" means the Securities Act of 1933 (United States), as amended from time to time;

 2.1.62 "Shareholders Agreement" means the amended and restated shareholders agreement entered into on February 11, 1998 among the parties hereto and Techno Expres S.A., as amended, setting forth the terms and conditions which will govern the relationship of the shareholders of the Company;

 2.1.63 "Stock Exchange Agreement" means the stock exchange agreement dated March 21, 1997 among the Purchasers and the Company, providing inter alia for the exchange by the Purchasers of the Canco Shares held by them for Preferred Shares;

 2.1.64 "Strike Price" has the meaning ascribed thereto in paragraph 5.2.10;

 2.1.65 "Tax Returns" means all reports, returns or other information, or any amendment thereof, required to be filed in connection with any Taxes;

 2.1.66 "Taxes" means all taxes, foreign or domestic, whether federal, state, provincial, county, local, municipal or otherwise (including income, profit, corporation, business, excise,sales, goods and services, value-added, franchise, withholding, capital, transfer, stamp, unemployment compensation, payroll, property, and duties), whether or not measured in whole or in part by net income, and including interest and penalties with respect thereto; and

 2.1.67 "Third-Party Offer" has the meaning ascribed thereto in paragraph
        5.2.10.


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  3.    AUTHORIZATION AND PUT RIGHT

        3.1 Authorization. Prior to the date hereof, the Company has authorized the issuance, in accordance with the terms hereof, of up to 3,500,000 Preferred Shares issuable upon the exercise of the Put Rights and 3,500,000 Common Shares issuable upon the conversion of such Preferred Shares.

        3.2 Put Right. Subject to the terms and conditions hereof, each Purchaser shall have the right (the "Put Right") to oblige the Company to purchase, at any time and from time to time, all or a portion of the principal amount then outstanding under any of its respective Debentures in consideration for Preferred Shares at the Put Rate.

        3.3 Put Rate. Subject to the provisions of paragraph 5.2.10 below, the Company shall issue to each Purchaser upon delivery by such Purchaser of any of its Debentures, in consideration therefor, that number of Preferred Shares as is equal to the number of shares obtained when dividing (i) the principal amount then outstanding under such Debenture(s) by (ii) $2.00.

        3.4 Deemed Issuance Date of Preferred Shares. Upon the conversion into Common Shares, in accordance with the Articles of Incorporation, of any Preferred Shares issued upon the exercise of the Put Right pursuant to subsection 3.2, the number of Common Shares to be issued upon the conversion of such Preferred Shares shall be adjusted to take into account changes to and dilutive events in respect of the Common Shares as contemplated in the Articles of Incorporation occurring from the date hereof until the date such Preferred Shares were issued.

  4.    EXERCISE OF PUT RIGHT

        4.1 Closing. Each Closing shall be held at the offices of Canco in Montreal, at 10:00 a.m., local time, ten (10) Business Days after receipt by the Company of a properly completed and executed notice of exercise in the form attached hereto as Schedule 4.1 (the "Notice of Exercise") on behalf of either Purchaser or at such other time and place upon which the Company and such Purchaser shall mutually agree.

        4.2 Delivery. At each Closing, each Purchaser who has given a Notice of Exercise shall surrender its Debenture(s) contemplated therein duly endorsed. Thereupon, the Company shall issue and deliver at such office to such Purchaser a certificate or certificates for the number of Preferred Shares to which such Purchaser is entitled pursuant to subsection3.3. Such exercise of the Put Right shall be deemed to have been made at the close of business on the date of receipt by the Company of the Notice of Exercise and the Purchaser entitled to receive Preferred Shares issuable upon such exercise of the Put Right shall be treated for all purposes as the record-holder of such Preferred Shares on the date of receipt by the Company of the Notice of Exercise.

        4.3 Covenants of the Company upon Closing. The Company hereby covenants and agrees to cause all of the conditions hereinbelow set forth to be satisfied as of the Closing Date, all of which conditions are agreed to be material and are inserted for the exclusive benefit of each Purchaser, and may be waived in whole or in part by such Purchaser, provided that any waiver to be effective must be in writing:

  4.3.1 the representations and warranties of the Company contained in the 1998 Put Right Agreement, the March 1999 Put Right Agreement, the April 1999


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        Put Right Agreement and this Agreement shall be true and correct in all respects as if made at and as of the date of such Closing;

  4.3.2 the Company shall have complied with all its covenants, obligations and agreements contained in the 1998 Put Right Agreement, the March 1999 Put Right Agreement, the April 1999 Put Right Agreement and this Agreement;

  4.3.3 the Company shall have furnished to such Purchaser an opinion addressed to it and dated the date of such Closing from United States counsel to the Company, covering substantially the same matters as were covered in the opinion furnished by such counsel to the Purchasers on the date hereof;

  4.3.4 the Company shall have furnished to such Purchaser an officer's certificate certifying that the representations and warranties of the Company contained in the 1998 Put Right Agreement, the March 1999 Put Right Agreement, the April 1999 Put Right Agreement and this Agreement are true and correct in all respects as if made at and as of the date of such Closing and confirming that the Company has complied with all its covenants, obligations and agreements contained in such agreements; and

  4.3.5 the Company shall have delivered to such Purchaser all consents and approvals of all Persons required in order to consummate the transactions contemplated by the exercise of the Put Right set forth in subsection3.2.

        4.4 Failure to Satisfy Conditions Precedent to Closing. In the event that any of the conditions precedent set forth in subsection 4.3 hereof shall not have been fulfilled and/or performed as of the Closing Date, each Purchaser may, at its option, either (i) advise the Company that it shall not proceed with the exercise of its Put Right as contemplated in the Notice of Exercise; or (ii) proceed with the exercise of its Put Right, in either case without prejudice to such Purchaser's rights, recourses and remedies.

  5.    REPRESENTATIONS, WARRANTIES AND ACKNOWLEDGEMENTS AND COVENANTS OF THE
        COMPANY

        5.1 Representations and Warranties. The Company hereby represents and warrants to each of the Purchasers, as of the date hereof, the following:

  5.1.1 Public Filings. The Company has delivered to the Purchasers accurate and complete copies (excluding copies of exhibits) of each report, registration statement (on a form other than Form S-8) and definitive proxy statement filed by the Company with the SEC prior to the date hereof (the "Company SEC Documents"). As of the time it was filed with the SEC (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing): (i) each of the Company SEC Documents complied in all material respects with the applicable requirements of the Securities Act or the Exchange Act, as the case may be; and (ii) none of the Company SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.


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  5.1.2 Financial Statements.  The financial statements contained in the
        Company SEC Documents (the "Financial Statements"): (i) complied as to form in all material respects with the published rules and regulations of the SEC applicable thereto; (ii) were prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods covered, except as may be indicated in the notes to such financial statements and (in the case of unaudited statements) as permitted by Form 10-Q of the SEC, and except that unaudited financial statements may not contain footnotes and are subject to normal and recurring year-end audit adjustments (which will not, individually or in the aggregate, be material in magnitude); and (iii) fairly present the financial position of the Company as of the respective dates thereof and the results of operations of the Company for the periods covered thereby.

  5.1.3 Undisclosed Liabilities of the Company. The Company has no liabilities (whether accrued, absolute, contingent or otherwise) of any kind except
        (i) liabilities disclosed or provided for in the Financial Statements,
        (ii) liabilities disclosed in the minutes of the meetings of the board of directors of the Company held since February 11, 1998, which minutes are annexed to the due diligence report dated October 28 1998 addressed by the Company to the Purchasers, copies of which have been received by the Purchaser, and (iii) liabilities incurred in the ordinary course of business since the Balance Sheet Date which are not, in the aggregate, material and adverse to its business, or to its financial condition or results of operations and do not constitute a violation, contravention or breach of any covenant, agreement or obligation contained in this Agreement or constitute a breach of any representation or warranty made in or pursuant to this Agreement;

  5.1.4 Subsequent Activities of the Company.  Except as disclosed in Schedule
        5.1.4 annexed hereto, since the Balance Sheet Date there has not occurred any change in the condition, financial or otherwise, or prospects of the Company other than changes occurring in the ordinary course of business which changes, individually or in the aggregate, have not materially adversely affected its business, financial condition, results of operations or prospects; without limiting the generality of the foregoing, since the Balance Sheet Date, the Company has not, directly or indirectly:

        5.1.4.1 declared or paid any dividend on its capital stock or redeemed, purchased or otherwise acquired any shares of its capital stock, or otherwise reduced its paid up capital or altered its capital stock,

        5.1.4.2 entered into any Contract outside the ordinary course of business, other than the April 1999 Put Right Agreement and as disclosed in Schedule 5.1.4.2 annexed hereto,

        5.1.4.3 increased the salary, benefits, bonuses or other compensation of its officers, directors or employees or adopted any Benefit Plan,

        5.1.4.4 sold, leased, mortgaged, hypothecated, pledged or otherwise subjected any of its Assets to any Encumbrance, except as for security interest granted in favour of the National Bank of Canada in the amount of $US 10,400,000,

        5.1.4.5 settled any liability, claim, dispute, proceedings, suit or appeal pending against it or any of its Assets,

        5.1.4.6 except as disclosed in the Financial Statements, suffered any extraordinary loss, or loss from operations, and the loss from operations for the second quarter ending June 30, 1999 is estimated at $US 2,000,000,

        5.1.4.7 purchased or leased, or made any commitment to purchase or lease, any Assets, except for purchases of Equipment and supplies in the ordinary course of business,

        5.1.4.8 made any change in personnel practices, except in the ordinary course of business,

        5.1.4.9    cancelled or released any debts or claims,

        5.1.4.10 made any change in its accounting principles, policies or practices as heretofore applied, including the basis upon which its assets and liabilities are recorded on its books, its earnings are ascertained or the methods or rates of depreciation or amortization employed,

        5.1.4.11 violated any provision of any Contract to which it is a party or by which it or any of its Assets may be bound, or

        5.1.4.12   agreed to do any of the things described in subsections
        5.1.4.1 through 5.1.4.11, inclusively, hereof;

  5.1.5 Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Nevada. The Company has full power and authority to own and operate its properties and assets, and to carry on its business as presently conducted and as presently proposed to be conducted.

  5.1.6 Corporate Power. The Company has all requisite legal and corporate power and authority to execute and deliver this Agreement and to carry out and perform its obligations under the terms of this Agreement. Without limiting the generality of the foregoing, all corporate action on the part of the Company, its directors and shareholders necessary
        (i) for the authorization, execution, delivery and performance of this Agreement by the Company and (ii) for the authorization, issuance and delivery of the Preferred Shares pursuant to this Agreement and the Common Shares issuable upon the conversion of such Preferred Shares.

  5.1.7 Offering Valid. Assuming the accuracy of the representations and warranties of the Purchasers contained in Section 6 hereof, the offer, sale and issuance of the Preferred Shares pursuant to this Agreement and the Common Shares issuable upon the conversion of such Preferred Shares is or will be exempt from the registration requirements of the Securities Act and all state "blue sky" laws or has been or will have been registered or qualified under the registration, permit or qualification requirements of all applicable federal and state securities laws.

  5.1.8 Binding Agreement. This Agreement, when executed and delivered by the Company, shall constitute a valid and binding obligation of the Company, enforceable in accordance with its terms.

  5.1.9 Issuance of Preferred Shares and Common Shares. The issuance of Preferred Shares pursuant to this Agreement and the issuance of Common Shares issuable upon the conversion of such Preferred Shares is and will not be subject to any preemptive rights or rights of first refusal. When issued in compliance with the provisions of this Agreement and the Articles of Incorporation, as amended, the Preferred Shares and Common Shares issuable upon the conversion of such Preferred Shares will be validly issued, fully paid and non-assessable, and will be free of all Charges and restrictions on transfer other than restrictions on transfer under state and/or federal securities laws at the time a transfer by a Purchaser is proposed.

 5.1.10 Consents. No consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body or any Person is required for the consummation by the Company of the transactions contemplated by this Agreement, except such consents, approvals, authorizations, orders, registrations or qualifications which have been obtained by the Company prior to the date hereof;

 5.1.11 Compliance with Laws. The Company is not in violation of any law, ordinance, administrative or governmental rule or regulation or court decree applicable to it, and is not in violation with any term or condition of, and has not failed to obtain, any license, permit, franchise or other administrative or governmental authorization necessary to the ownership of its property or to the conduct of its business, which violation, non-compliance or failure to obtain, individually or in the aggregate, would adversely affect the consummation by the Company of the transactions contemplated by this Agreement;

 5.1.12 Compliance with Other Instruments. The execution and delivery of this Agreement and the fulfilment of the terms hereof do not result in a breach of, do not conflict with, and do not constitute a default under, whether after notice or lapse of time, (i) any statute, rule or regulation applicable to the Company; (ii) any court judgment, decree or order binding the Company; or (iii) the constating documents and by-laws of the Company.

 5.1.13 Reservation of Stock. The Company has reserved up to 3,500,000 Preferred Shares and 3,500,000 Common Shares issuable upon the conversion of the Preferred Shares for issuance hereunder. The number of Preferred Shares and Common Shares to be reserved for issuance shall be adjusted in accordance with the Articles of Incorporation.

 5.1.14 Brokers or Finders. The Purchasers have not incurred and will not incur, directly or indirectly, as a result of any action taken by the Company any liability for any brokerage fees, finder's fees, or agents' commissions or other similar charges in connection with this Agreement.

 5.1.15 Constating and Corporate Documents. Schedule 5.1.15 annexed to the March 1999 Put Right Agreement contains a true and complete copy of the constituant documents of the Company including the authorized capital stock of the Company, which have not been amended other than as reflected in said Schedule, and there is no application pending for the amendment of any of same. The minute books and corporate records of the Company, which have been made available to the Purchasers' solicitors for review prior to the date hereof, have been maintained in accordance with the Applicable Law and contain true and complete records of all the by-laws of the Company and all meetings and consents in lieu of meetings of the board of directors of the Company and its shareholders, and accurately and completely reflect all matters referred to in such minutes and consents. All resolutions contained in such records have been duly passed and all such meetings have been duly called and held.

        The share certificate books and the registers of shareholders, directors and transfers of the Company are complete and accurate;

 5.1.16 Issued Shares. The only issued and outstanding shares in the capital stock of the Company (and rights, options and warrants to acquire same) are as set out in Schedule 5.1.16 annexed to the March 1999 Put Right Agreement. All such shares are validly issued, fully paid and non-assessable, there are no other outstanding shares, warrants, rights, options, securities convertible into shares of the capital stock of the Company or any other agreements or rights to purchase or subscribe for any shares of the capital stock of the Company or convert any obligation or shares into any shares of the capital stock of the Company and the Company has not agreed to issue or sell any shares of its capital stock or any securities of any kind except as set out in this Agreement, the Debenture Subscription Agreement, the April 1999 Put Right Agreement, the April 1999 Subscription Agreement, the March 1999 Put Right Agreement, the March 1999 Subscription Agreement, the 1998 Put Right Agreement, the 1998 Subscription Agreement and the Stock Exchange Agreement;

 5.1.17 Subsidiaries. Except for its 50% equity interest in Canco, the Company has no subsidiary nor owns any equity or other interest in any corporation, partnership, joint venture or other entity;

 5.1.18 Title to Assets. The Company is the legal and beneficial owner of, has good and marketable title to and possesses all its Assets free and clear of any Encumbrances;

 5.1.19 Equipment. The Company owns or leases all Equipment necessary to conduct its business as presently conducted;

 5.1.20 Assets and Condition of Assets. All the Assets owned or used by the Company are located at the Premises and at 3 Place du Commerce, 4th Floor, Nun's Island, Quebec. All of the Assets of the Company (i) are in good working order and operating condition and have been regularly serviced and properly maintained and (ii) are adequate and sufficient for the continuing conduct of the business of the Company as now conducted. There are no outstanding work orders relating to any of the Assets of the Company which have been received from or required by any Governmental Body;

 5.1.21 Litigation. Except as set out in Schedule 5.1.21 annexed to the March 1999 Put Right Agreement, there is no existing or threatened claim, demand, suit, action, cause of action, dispute, proceeding, litigation, investigation, grievance, arbitration, governmental proceeding or other proceeding, including appeals and applications for review, in progress against, by, affecting or relating to the Company and/or any of its Assets. There is no state of facts which could provide a valid basis for any of the foregoing. There is not at present outstanding against, affecting or relating to the Company and/or its Assets any Order which adversely affects the Company in any way or that in any way relates to this Agreement or the transactions contemplated hereby;

 5.1.22 Insurance. Schedules "E", "F", "G" and "H" annexed to the due diligence report dated October 28, 1998 addressed by the Company to the Investors contain cover notes of each insurance policy currently maintained by the Company. All such policies are in full force and effect and are not void or voidable and nothing has been done or omitted to be done by the Company that would make any such policy void or voidable. All liability policies maintained by the Company provide coverage on an occurrence basis, and not on a claims basis. The Company has not failed to give any notice or present any claim under any insurance policy when due or in a timely fashion. No claim presented by the Company has been or continues to be disputed or is under negotiation, nor does any amount recoverable from any insurer in respect of any such claim remain unpaid. The insurance coverage maintained by the Company is in such amounts and against such losses as are reasonable based on the Company's claims history;

 5.1.23 Real Property Lease and Premises. The Real Property Lease, is the only lease, offer to lease, sublease, license or other agreement under which the Company uses or occupies or has the right to use or occupy, now or in the future, any immovable or real property or any buildings, structures, fixtures or improvements thereon;

 5.1.24 Place of Business. The Company carries on business at the Premises and at the residence of Mr. Dan McAllister, regional sales manager of the Company, in Lawrenceville, Georgia, and has no other place of business;

 5.1.25 Environmental Matters.  Without limiting the generality of subsection
        5.1.21 or 5.1.32 hereof:

        5.1.25.1 the operations of, and the use of the Premises and Equipment by the Company are now and have been in compliance, in all material respects, with Environmental Law, and the operations of and use of the Premises by any predecessor in interest of the Company have, to the Knowledge of the Company, been in compliance, in all material respects, with Environmental Law, and

        5.1.25.2 the Company does not require any Permits under Environmental Law for the conduct of its operations. The Company has not received any notice requiring the issuance of any Permits;

 5.1.26 Books and Records. The Books and Records of the Company are true and complete in all material respects;

 5.1.27 Employees and Labour Relations.

        5.1.27.1 Schedule 5.1.27.1 annexed hereto contains a true and complete list of the employees of the Company detailing dates of hire, total remuneration and position held. Each of the employees listed on such Schedule 5.1.27.1 received compensation from the Company solely in consideration of services performed on its behalf. The compensation of all officers and employees of the Company was paid entirely by the Company,

        5.1.27.2 to the Knowledge of the Company, none of the officers, directors or other key employees of the Company has any present intention to terminate its relationship with the Company,

        5.1.27.3 without limiting the generality of paragraph 5.1.32 hereof, the Company is in compliance with Applicable Law respecting employment and employment practices, terms and conditions of employment, wages, hours of work and human and civil rights,

        5.1.27.4 without limiting the generality of paragraph 5.1.29 hereof, the Company is not bound by or subject to any collective bargaining agreement or collective bargaining obligation (or any ongoing organizing activity),

        5.1.27.5 without limiting the generality of paragraph 5.1.21 hereof, there are no labour disruptions pending or threatened against the Company and the Company is not involved in any controversy with any of its employees except in the ordinary course of business, and

        5.1.27.6 except as set forth in Schedule 5.1.27.6 annexed to the March 1999 Put Right Agreement, no employment agreement to which the Company is a party provides for a specified notice of termination or fixed term of employment. There is no director, officer or employee of the Company who cannot be dismissed upon such notice as is required by Applicable Law;

 5.1.28 Benefit Plans. The Company does not maintain or contribute to any Benefit Plans other than the Benefit Plan adopted at the Board of Directors meetings dated August 31, 1998 and October 16, 1998 and the Benefit Plans annexed as Schedule 4.2.19 to the 1998 Subscription Agreement;

 5.1.29 Contracts. Schedule 5.1.4.2 and the schedules to the due diligence reports dated August 5, 1998 and October 28, 1998 addressed by the Company to the Investors contain a true and complete list of all Contracts entered into since February 11, 1998 to which the Company is a party or by which it or its Assets may be bound, such Contracts together with the Contracts listed on Schedule 4.2.22 of the Subscription Agreement dated March 21, 1997 among the parties hereto and the Contracts listed on Schedule 5.1.29 of the 1998 Put Right Agreement constitute a true and complete list of all Contracts to which the Company is a party or by which it or its Assets may be bound, and none of them will be affected by the transactions contemplated hereby. The Company has delivered to the Purchasers a true and complete copy of each of the Contracts. The Company is not in violation of or in default with respect to and no event has occurred which, with lapse of time or action by a third party, or both, could result in violation of or a default with respect to any of the aforesaid Contracts. Each of the aforesaid Contracts is in full force and effect and valid, binding and enforceable in accordance with its terms and, to the Knowledge of the Company, all parties to the such Contracts (other than the Company) are in compliance with their obligations thereunder. Neither of the Company and, to the Knowledge of the Company, none of the parties to the aforesaid Contracts (other than the Company) intends to terminate its obligations under any of such Contracts;

 5.1.30 Intellectual Property.

        5.1.30.1 Schedule 5.1.30 annexed to the March 1999 Put Right Agreement, as updated by Schedule 5.1.30 annexed hereto, contains a true and complete list of all Intellectual Property Rights used by the Company in the conduct of its business, none of which has been opposed or held unenforceable and each of which is in full force and effect. Except as set forth in such Schedule, the Company is the absolute owner and has the sole and exclusive right to use the Intellectual Property Rights listed beside its name on such Schedule, without making any payment to any Person or granting rights to any Person in exchange. Unless otherwise indicated in such Schedule, the Company owns the entire right, title and interest in and to the Intellectual Property Rights (including, without limitation, the right to use and license the same) which are necessary for the research, development, manufacture, use, sale, lease, license and service of products of the Company's business and the equipment used to manufacture the Company's products. The Company's patents and trademarks, as listed and explained in

        Schedule 5.1.30 annexed to the March 1999 Put Right Agreement, have been duly registered with, filed in or issued by, as the case may be, such Governmental Body as is indicated in such Schedule and, except as otherwise set forth on such Schedule, such registrations, filing and issuances remain in full force and effect and such patents and trademarks cover the technology and equipment used to manufacture the Products. The Intellectual Property Rights of the Company are sufficient for the lawful conduct, ownership and operation of the Company's business and enable the manufacturing of its products and there are no Intellectual Property Rights of any Person which impair or prevent the development, manufacture, use, sale, lease, license and service of products, now existing or under development by the Company. The Company has the unabridged right to bring actions for the infringement of all of its Intellectual Property Rights,

        5.1.30.2 the execution, delivery and performance of the Agreement and the consummation of the transactions contemplated thereby will not breach, violate or conflict with any instrument or agreement governing any of the Company's Intellectual Property Rights, and will not cause the forfeiture or termination or give rise to a right of forfeiture or termination of the Company's Intellectual Property Rights or in any way impair the right of the Company to use, sell, license or dispose of or to bring any action for the infringement of any of the Company's Intellectual Property Rights or portion thereof,

        5.1.30.3 none of the Intellectual Property Rights have been derived, in part or in whole, from the Intellectual Property Rights of any other Person. All employees of, and consultants to, the Company have entered into agreements with the Company pursuant to which all Intellectual Property Rights developed by them in the course of their relationship with the Company belong solely, without any restrictions or obligations whatsoever, to the Company, and all such agreements are included in the Contracts. The Company has taken all reasonable and practical steps (including, without limitation, entering into confidentiality and non-disclosure agreements with all employees of the Company or consultants, third party developers or any other Persons with access to or knowledge of the Company's Intellectual Property Rights) sufficient to safeguard and maintain the secrecy and confidentiality of, and its proprietary rights in, all of the Company's Intellectual Property Rights,

        5.1.30.4 none of the development, manufacture, marketing, license, sale or use of any product or service currently licensed or sold by the Company or currently under development or proposed to be developed by the Company violates or will violate any Contract with any Person or infringe or will infringe any Intellectual Property Rights of any Person. There are no pending or threatened proceedings, litigation or other adverse claims affecting, or with respect to, any part of the Intellectual Property Rights of the Company and, except as set forth in
        Schedule 5.1.30 annexed to the March 1999 Put Right Agreement, to the Knowledge of the Company, no Person is infringing any Intellectual Property Right of the Company,

        5.1.30.5 except for the license granted to Canco pursuant to that certain Research License Agreement dated March 18, 1997 between the Company and Canco, no license or sub-license has been granted or other Contract has been entered into with respect to any of the Intellectual Property Rights of the Company. The Company has not conducted business under any name other than its current corporate name;

 5.1.31 Related Transactions. Except as set forth in Schedule 5.1.31 annexed to the 1998 Put Right Agreement and except for current unpaid salaries, the Company has no indebtedness to any of its shareholders, directors, officers or employees, past or present, or to any Person not dealing at arm's-length with any of such Persons; and no shareholder, director, officer or employee, past or present, of the Company or any Person not dealing at arm's-length with any of such Persons has any indebtedness to the Company;

 5.1.32 Compliance with Applicable Law. The Company has conducted and is conducting its business in compliance with Applicable Law, and the Company is not in breach of Applicable Law, including any securities law;

 5.1.33 Qualifications. The Company has not been required to suspend operations of its business or been liable for a fine or penalty as a result of the operation of its business. The Company has all Permits necessary for the conduct of its business and such Permits are validly issued, in full force and effect and the Company is in compliance therewith, and none of such Permits will be affected by the transactions contemplated hereby;

 5.1.34 Absence of Guarantees.  Without limiting the generality of subsection
        5.1.29 hereof and except for commitments disclosed in the Financial Statements, the Company is not a party to or bound by any comfort letter, understanding or agreement of guarantee, indemnification, assumption or endorsement or any like commitment with respect to the liabilities (whether accrued, absolute, contingent or otherwise) or obligations of any Person;

 5.1.35 Tax Matters.

        5.1.35.1 Tax Returns required by Applicable Law to be filed by, or with respect to the activities of the Company with applicable Governmental Bodies have been properly and timely filed with the appropriate Governmental Bodies and all such Tax Returns are true and complete and all Taxes shown to be due on such Tax Returns have been paid,

        5.1.35.2 with respect to the Company: i) there are no unpaid Taxes now due and no deficiency for Taxes has been assessed by any applicable Governmental Body, ii) no audit of any Tax Return is in progress or pending or threatened, and iii) no waiver of any statute of limitations has been given or is in effect with respect to the assessment of any Taxes,

        5.1.35.3 all Taxes shown on all Tax Returns for which the Company is liable have been paid or accrued and adequately reserved on its Books and Records and financial statements (including the Financial Statements) of the Company. The Company is not taxed as an "S corporation" (within the meaning of Section 1361(a) of the United States Internal Revenue Code of 1986, as amended),

        5.1.35.4 none of the Tax Returns of the Company have ever been examined or audited by any taxing Governmental Body at any time,

        5.1.35.5 the Company has never entered into any closing or similar agreement with any taxing Governmental Body,

        5.1.35.6 in each jurisdiction in which the Company is paying or has paid sales tax, sales tax audits have been conducted and completed through the years shown on Schedule 5.1.35.6 annexed to the March 1999 Put Right Agreement,

        5.1.35.7 copies of all Tax Returns, deficiencies, assessments and notices from all taxing Governmental Bodies have been delivered to the Purchasers,

        5.1.35.8 the Company was not a member of an entity required to file a federal partnership Tax Return that is expected to have taxable income for any taxable period beginning prior to the date hereof that is in excess of cash distributions of such income to be made after the date hereof,

        5.1.35.9 the Company has not adopted a plan of complete liquidation and no consent has been filed on behalf of any of them pursuant to
        Section 341(f) of the United States Internal Revenue Code of 1986, as amended, or any predecessor provision,

        5.1.35.10 the Company has not taken any action not in the ordinary course of business that would have the effect of deferring any Tax liability from any taxable period ending prior to the date hereof,

        5.1.35.11 without limiting the generality of the foregoing, the Company has collected all sales, goods and services and use taxes required to be collected and has remitted same on a timely basis to the appropriate Governmental Body, or has been furnished properly completed exemption certificates for all exempt transactions. The Company has in its possession all Books and Records, including supporting documents, required by Applicable Law regarding the collection and payment of all sales, goods and services and use taxes required to be collected and paid over and regarding all exempt transactions for all periods open under the applicable statutes of limitations as of the date hereof, and the Company has maintained all such Books and Records, including supporting documents, in the manner required by applicable sales, goods and services and use tax statutes and regulations,

        5.1.35.12 the Company has withheld from each payment made to each of its past and present shareholders, agents, employees, officers and directors all deductions required to be made therefrom and has paid same to the proper Governmental Body;

 5.1.36 Accounts Receivable and Payable. Schedule 5.1.36 annexed hereto sets forth a true and complete (i) trade accounts receivable listing of the Company as of July 13, 1999 and (ii) accounts payable listing of the Company as of July 13, 1999. The accounts receivable of the Company reflected on the Financial Statements and those created after the Balance Sheet Date, are genuine and bona fide receivables which arose in the ordinary course of business, and net of reserves (which reserves are adequate and determined in accordance with Generally Accepted Accounting Principles, consistently applied) are collectible in full when due without any discount, set-off or counterclaim;

 5.1.37 Accounts Receivable of the Company. There exist no accounts receivable in respect of any fees described by Rule 12b-1 promulgated under the United States Investment Company Act of 1940, as amended;

 5.1.38 No Broker. Without limiting the generality of subsection 5.1.29 hereof, none of the directors of the Company or the Company has employed, nor is any of them subject to any claim of, any broker, finder, consultant or other intermediary in connection with any of the transactions contemplated by this Agreement;

 5.1.39 Year 2000 Compliance. The Company is taking all necessary actions, which are described in Schedule 4.2.31 annexed to the March 1999 Subscription Agreement, to ensure that it is Millennium Compliant, as said actions are updated as appears in Schedule 4.2.31 to the Debenture Subscription Agreement;

 5.1.40 Accuracy of Information.

        5.1.40.1 The Company has made or caused to be made reasonable inquiry with respect to each covenant, agreement, obligation, representation and warranty of the Company contained in this Agreement and any other document or certificate referred to herein or furnished by the Company to the Purchasers pursuant thereto, and none of the aforesaid covenants, agreements, obligations, representations, warranties or documents or certificates contains any untrue statement of a material fact or omits to state a material fact necessary to make such covenant, agreement, obligation, representation, warranty or other document or certificate not misleading, and

        5.1.40.2 to its Knowledge, there is no fact, condition or circumstance, including without limitation, in connection with the Company's Intellectual Property Rights and the equipment and the products developed and/or manufactured by the Company, which (i) materially adversely or in the future may (so far as the Company can now reasonably foresee) materially adversely affect the business, operations, properties, prospects, or condition of the Company or the ability of the Company to perform its covenants, agreements and obligations under this Agreement or (ii) relates to the business of the Company and might reasonably be expected to deter a Purchaser from entering into this Agreement or any other agreements entered into between the Purchasers and the Company on the date hereof, save as disclosed in the documents annexed to the March 1999 Subscription Agreement as Schedule 2.1.9.

        5.2 Covenants of the Company. The Company hereby covenants as follows:

  5.2.1 SEC Documents. As soon as practicable after the filing of any SEC Documents, and in any event within twenty (20) days thereafter, the Company will furnish each of the Purchasers with such SEC Documents;

  5.2.2 Reservation of Stock. So long as any amount of principal remains outstanding under any of the Debentures, the Company will at all times reserve and keep available, solely for issuance and delivery upon the exercise of the Put Right, all Preferred Shares issuable from time to time upon such exercise and all Common Shares issuable upon the conversion of such Preferred Shares;

  5.2.3 Listing of Shares. Promptly after the issuance of the Common Shares issuable upon the conversion of any of the Preferred Shares issuable to any of the Purchasers pursuant to this Agreement, if the Company's securities are publicly traded, the Company shall take all necessary action to list such Common Shares, to the extent not already listed, on the securities exchange or over-the-counter market where the Company's securities are listed;

  5.2.4 Regulation S. At the request of either of the Purchasers, the Company shall use its best efforts to ensure the application of Regulation S under the Securities Act to the issuance of the Common Shares issuable upon the conversion of the Preferred Shares issued to such Purchaser pursuant to this Agreement;

  5.2.5 Notice and Information Rights. The Company shall from the date hereof deliver to each Purchaser such information and notices as the Company is required to deliver to the holders of Common Shares of the Company pursuant to the Articles of Incorporation or otherwise;

  5.2.6 Declaration of Dividends. The Company shall, at least ninety (90) days prior to the declaration of any dividend (other than a stock dividend), advise each Purchaser of same in writing;

  5.2.7 Conditions Precedent. Without limiting the provisions of this Agreement, the Company shall use its best efforts to fulfil the conditions precedent set forth in subsection 4.3 prior to any Closing.

  5.2.8 Registration Statement.  The Company hereby covenants and agrees to:

        5.2.8.1 file, as soon as practicable after the written request of either of the Purchasers, which request may be exercised at any time at the Purchaser's entire discretion, a Registration Statement with the SEC under the Securities Act on a form which is appropriate to register the sale or the resale of the Registrable Shares;

        5.2.8.2 use its best efforts, subject to receipt of necessary information from the Purchasers owning such Registrable Shares, to cause such Registration Statement to become effective, as that term is used in the Securities Act, within 120 days of the Company's receipt of the written request referred to in paragraph 5.2.8.1;

        5.2.8.3 prepare and file with the SEC such amendments and supplements to such Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Registration Statement effective until the earlier to occur of (i) such time as all the Registrable Shares have been sold pursuant thereto or otherwise, or
        (ii) the date on which Purchasers who are not deemed to be "affiliates" of the Company as defined in Rule 144 under the Securities Act are permitted to publicly sell or resell such Registrable Shares under Rule 144(k) under the Securities Act, as the same may be amended from time to time, or any successor regulation;

        5.2.8.4 furnish to the Purchasers with respect to the Registrable Shares registered on the Registration Statement (and to each underwriter, if any, of such Registrable Shares) such number of copies of prospectuses in conformity with the requirements of the Securities Act as the Purchasers may reasonably request, in order to facilitate the public sale or other disposition of all or any of the Registrable Shares by the Purchasers; provided, however, that the obligation of the Company to deliver copies of prospectuses to the Purchasers shall be subject to the receipt by the Company of reasonable assurances from the Purchasers that the Purchasers will comply with the applicable provisions of the Securities Act and of such other securities laws as may be applicable in connection with any use of such prospectus;

        5.2.8.5 file such documents as may be required of the Company for normal securities law clearance for the sale or the resale of Registrable Shares in such states of the United States as may be reasonably requested by the Purchasers; provided, however, that the Company shall not be required in connection with this paragraph 5.2.8.5 to qualify as a foreign corporation or execute a general consent to service of process in any jurisdiction; and

        5.2.8.6 bear all expenses in connection with the procedures set forth in paragraphs 5.2.8.1 through 5.2.8.5, but excluding underwriting discounts, selling commissions and any expenses required by law to be borne by the Purchasers.

  5.2.9 Pre-Emptive Right. The Company hereby covenants and agrees that in the event that any third party or group of third parties offers to invest at least US $5,000,000 in the Company by way of subscription of Common Shares or other securities convertible into or exchangeable for Common Shares or Canco Shares which are ultimately convertible into or exchangeable for Common Shares (the "Additional Securities"), by way of one transaction or a series of related transactions, then each Purchaser shall have preemptive rights with respect to the issue of such Additional Securities, such that the Company shall not issue any Additional Securities without: (i) in the event that the price per Common Share of such Additional Securities (or the price per Common Share into which such Additional Securities are convertible into or exchangeable for Common Shares) is no greater than $2.00, offering to each Purchaser the right to subscribe for its Proportionate Share of the Additional Shares to be issued by the Company, or (ii) in the event that the price per Common Share of such Additional Securities (or the price per Common Share into which such Additional Securities are convertible into or exchangeable for Common Shares) is greater than $2.00, offering to each Purchaser the right to subscribe for its Proportionate Share of 50% of the aggregate amount of Additional Shares to be issued by the Company. The provisions of Section 5 of the Shareholders Agreement shall apply, mutatis mutandis, to the issuance of Additional Securities pursuant to this paragraph 5.2.9.

 5.2.10 Adjustment to Put Rate. In the event of any issuance, or the acceptance by the Company of any offer (a "Third-Party Offer") from any third party or group of third parties in connection with any issuance of Additional Securities at any price (the "Strike Price") per Common Share (or, in the event that such Additional Securities are convertible into or exchangeable for Common Shares, at a price per Common Share into which such Additional Securities are convertible into or exchangeable for Common Shares), then the Put Rate in respect of any Debentures shall be automatically adjusted to provide that the Company shall issue to each Purchaser exercising its Put Right, upon delivery by such Purchaser of any of its Debentures, in consideration therefor, that number of Preferred Shares as is equal to the number of shares obtained when dividing (i) the principal amount then outstanding under such Debenture(s) by (ii) the product obtained by multiplying the Strike Price by 0.93. Notwithstanding the foregoing, in the event that the transactions contemplated by the Third-Party Offer are not consummated, then the Put Rate in respect of the Debentures shall be automatically re-adjusted to the Put Rate provided in subsection 3.3.

  6.    REPRESENTATIONS, WARRANTIES AND ACKNOWLEDGEMENTS OF THE PURCHASERS

        6.1 Representation and Warranties. Each Purchaser hereby, severally and not jointly and severally, represents and warrants to the Company as follows:

  6.1.1 Investment. It is acquiring the right to acquire the Preferred Shares as provided in this Agreement and the Common Shares issuable upon the conversion of such Preferred Shares for investment for its own account or for the account of the other Purchaser, and not with the view to, or for resale in connection with, any distribution thereof other than to the other Purchaser.

  6.1.2 Title to Debentures. It is upon the date hereof the owner of record of its Debenture(s) and shall be upon each Closing Date the owner (both beneficially and of record) of its Debenture(s). It will have upon each Closing Date good and marketable title to its Debenture(s) and the absolute right, power and capacity to transfer and deliver its Debenture(s) to the Company pursuant to this Agreement, free and clear of all Charges.

  6.1.3 Brokers or Finders. The Company has not incurred and will not incur, directly or indirectly, as a result of any action taken by it any brokerage fees, finder's fees, agents' commissions or other similar charges in connection with this Agreement, other than the commitment fees payable to each of the Purchasers.

  6.2 Acknowledgements. Each Purchaser hereby makes the following acknowledgements:

  6.2.1 Registration. It understands that the right to acquire the Preferred Shares as provided in this Agreement and the Common Shares issuable upon the conversion of such Preferred Shares has not been, and will not be, registered under the Securities Act or applicable state securities laws, and is being extended to the Purchasers pursuant to a specific exemption from the registration provisions of the Securities Act and such laws, the availability of which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of its representations as expressed in paragraph 6.1.1.

  6.2.2 Non-transferability. Subject to the Company's undertakings pursuant to paragraph 5.2.8 hereof, it acknowledges that any resale of any of the Preferred Shares and the Common Shares issuable upon the conversion of such Preferred Shares may be subject to restrictions under applicable securities laws unless a subsequent disposition thereof is registered under the Securities Act or exempt from such registration.

  6.2.3 Accredited Investor. It is an "accredited investor" within the meaning of Rule 501 under the Securities Act.

  7.    GENERAL PROVISIONS

        7.1 Governing Law. This Agreement shall be governed in all respects by the laws of the State of New York as they are applied to agreements entered into in the State of New York between New York residents and performed entirely within New York.

        7.2 Survival. Notwithstanding any investigation conducted prior or subsequent to the date hereof, the parties shall be entitled to rely upon the representations and warranties set forth herein and all representations and warranties made by, and all covenants, obligations and agreements of, the parties, under or pursuant to this Agreement or any other document or certificate delivered in connection therewith shall survive the date hereof.

        7.3 Further Assurances. Each party upon the request of the others, shall do, execute, acknowledge and deliver or cause to be done, executed, acknowledged or delivered all such further acts, deeds, documents, assignments, transfers, conveyances, powers of attorney and assurances as may be reasonably necessary or desirable to effect complete consummation of the transactions contemplated by this Agreement.

        7.4 Successors and Assigns. The provisions hereof shall enure to the benefit of and be binding upon the parties hereto and their respective successors, assigns, heirs, executors and administrators. Notwithstanding the foregoing, the Company shall not be entitled to assign its rights hereunder. The parties hereto hereby confirm that each transferee of Debentures shall benefit from the Put Rights contemplated in this Agreement provided that the transfer of such Debenture(s) was made in conformity with the terms thereof.

        7.5 Arbitration. All disputes or controversies between the parties in respect of the validity, interpretation or performance of the provisions of this Agreement shall be definitively dealt with using the rules of conciliation and arbitration of the International Chamber of Commerce, by one or more arbitrators appointed in accordance with said rules, and to the exclusion of any courts, except for any provisional remedy, including injunctive relief and seizure before judgment, which may be obtained from any court or tribunal. Any arbitration proceeding required pursuant to the terms hereof shall take place in Montreal, Quebec and shall be conducted in both the English and French language.

        7.6 Notices. All offers, acceptances, rejections, notices, requests, authorizations, permissions, directions, demands and other communications hereunder shall be given in writing and shall be given by telecopier, or delivered by hand, to the other parties at the following addresses:

if to Sofinov:               SOFINOV SOCIETE FINANCIERE
                             D'INNOVATION INC.
                             1981 McGill College Avenue, 7th
                             Floor
                             Montreal, Quebec
                             H3A 3C7

                             Attention: Sophie Forest and Me
                             Robert Cote

                             Telecopier: (514) 847-2628


if to Innovatech:            SOCIETE INNOVATECH DU GRAND
                             MONTREAL
                             2020 University Avenue
                             Suite 1527
                             Montreal, Quebec
                             H3A 2A5

                             Attention: Hubert Manseau

                             Telecopier: (514) 864-4220
if to the Company:           TOUCHTUNES MUSIC CORPORATION
                             1800 East Sahara
                             Suite 107
                             Las Vegas, Nevada
                             89104, U.S.A.

                             Attention: The President

                             Telecopier: (702) 734-7500


with a copy in all cases to: LAPOINTE ROSENSTEIN
                             1250 Rene-Levesque Blvd. West
                             Suite 1400
                             Montreal, Quebec
                             H3B 5E9

                             Attention: Claude Bergeron

                             Telecopier: (514) 925-9001

with a copy in all cases to: KARP & SOMMERS
                             Attorneys At Law
                             950 Third Avenue
                             New York, N.Y.
                             10022, U.S.A.

                             Attention: Aaron Karp

                             Telecopier: (212) 421-1650


with a copy                  DE GRANDPRE CHAIT
in all cases to:             1000 de la Gauchetiere West
                             29th floor
                             Montreal, Quebec
                             H3B 4W5

                             Attention: Jacques Bourque

                             Telecopier: (514) 878-4333
or at such other address as the parties may have previously indicated to the other parties in writing in conformity with the foregoing. Any such notice, request, demand or other communication shall be deemed to have been received on the date of delivery if delivered by hand, or the next Business Day immediately following the date of transmission if sent by telecopier. The original copy of any notice sent by telecopier shall be forwarded to the other parties by registered mail, receipt return requested.

7.7   Time of the Essence.  Time shall be of the essence in this Agreement.

7.8 Delays. When calculating the period of time within which or following which any act is to be done or step taken pursuant to this Agreement, the day which is the reference day in calculating such period shall be excluded. If the day on which such delay expires is not a Business Day, then the delay shall be extended to the next succeeding Business Day.

7.9 Entire Agreement; Amendment. This Agreement and the Shareholders Agreement and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof, and no party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth herein or therein. In the event that any provision of this Agreement conflicts with any provision of the Shareholders Agreement, the former provision shall prevail. Except as expressly provided herein, neither this Agreement nor any term hereof may be amended, other than by a written instrument signed by all the parties hereto.

7.10 Gender. Any reference in this Agreement to any gender shall include both genders and the neutral, and words used herein importing the singular number only shall include the plural and vice versa.

7.11 Headings. The division of this Agreement into Sections, subsections and other subdivisions, and the insertion of headings are for convenience of reference only and shall not affect or be utilized in the construction or interpretation of this Agreement.

7.12 Waiver. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

7.13 Preamble. The preamble hereof shall form an integral part of this Agreement.

7.14 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same document.

7.15 Severability. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision.

7.16 Survival. This Agreement shall terminate with respect to each Purchaser upon the exercise by such Purchaser of its Put Right.

7.17 Language. The parties hereto state their express wish that this Agreement as well as all documentation contemplated hereby or pertaining hereto or to be executed in connection herewith be drawn up in English; les parties expriment leur desir explicite a l'effet que cette convention de meme que tous documents envisages par les presentes ou y ayant trait ou qui seront signes relativement aux presentes soient rediges en anglais.

      IN WITNESS WHEREOF, the parties have signed at the place and on the date first hereinabove mentioned.

SOFINOV SOCIETE FINANCIERE
D'INNOVATION INC.


Per
: /s/Denis Dionne
-----------------------
    Denis Dionne



Per
: /s/Sophie Forest
-----------------------
    Sophie Forest

SOCIETE INNOVATECH DU GRAND
MONTREAL


Per
: /s/Hubert Manseau
-----------------------
    Hubert Manseau

TOUCHTUNES MUSIC CORPORATION


Per
: /s/Tony Mastronardi
------------------------
    Tony Mastronardi


                                       1

                                 INTERVENTION

      THE UNDERSIGNED INTERVENES TO THESE PRESENTS and agrees to be bound by the provisions of paragraph 5.2.9 of this Agreement such that in the event that any Additional Securities are comprised of Canco Shares or securities which are convertible into or exchangeable for Canco Shares, the undersigned hereby agrees that the provisions of the said paragraph 5.2.9 shall apply to it, mutatis mutandis, with respect to such Additional Securities.

      Montreal, this 14th day of July, 1999

TOUCHTUNES MUSIC CORPORATION


Per
: /s/Tony Mastronardi
-----------------------
    Tony Mastronardi


                                       1


                                 SCHEDULE 4.1

                              NOTICE OF EXERCISE


    In accordance with the terms of that certain Debenture Put Right
Agreement, dated July 14, 1999, by and among TouchTunes Music Corporation (the "Company") and the Purchasers (as defined therein) (the "July 1999 Put Right Agreement"), notice is hereby given pursuant to subsection 4.1 of the July 1999 Put Right Agreement that the undersigned Purchaser elects to exchange, on the
date hereof,  US$                       of the outstanding capital of its
Debentures (as defined in the July 1999 Put Right Agreement) issued on
                         , for the number of Preferred Shares (as defined in
the July 1999 Put Right Agreement) calculated pursuant to the relevant provisions of the July 1999 Put Right Agreement.


Date:


                        PURCHASER


                        Per:
                                    --------------------
                        Print Name:
                                    --------------------
                        Title:
                                    --------------------

                                       1



                                SCHEDULE 5.1.4

                             SUBSEQUENT ACTIVITIES


                                       1



                               SCHEDULE 5.1.4.2

                                   CONTRACTS


                                       1




                               SCHEDULE 5.1.27.1

                               LIST OF EMPLOYEES


                                       1

                                SCHEDULE 5.1.30

                             INTELLECTUAL PROPERTY


                                       1


                                SCHEDULE 5.1.36

                        ACCOUNTS RECEIVABLE AND PAYABLE